UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2014

SUPERTEX, INC.

(Exact name of registrant as specified in its charter)

California	0-12718	94-2328535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Bordeaux Drive, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 408-222-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.
Item 8.01.	Other Events.
Item 9.01	Financial Statements and Exhibits.
Signatures

Item 1.01	Entry into a Material Agreement.

Material Agreement

On February 9, 2014, Supertex, Inc., a California corporation (“Registrant” or the “Company”), Microchip Technology Incorporated, a Delaware corporation (“Parent” or “Microchip”), and Orchid Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) attached as Exhibit 2.1. Pursuant to the Merger Agreement, and upon its terms and subject to its conditions, (including without limitation, receipt of the requisite approval of the Company’s shareholders (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any order or injunction prohibiting the consummation of the Merger), Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than those shares owned by Microchip, the Company, Merger Sub or any direct or indirect wholly owned subsidiary of Microchip, the Company or Merger Sub or with respect to which dissenters’ rights are perfected and not waived, withdrawn or lost under Chapter 13 of the California Corporations Code) will be converted into the right to receive $33.00 per share, without interest thereon, and less any applicable withholding taxes.

All options to purchase Company common stock that are outstanding and which are not exercisable or vested on the date of consummation of the Merger will be exchanged for Parent stock options at a ratio equal to $33.00 divided by the average closing price of Parent shares for the ten trading days immediately preceding the closing date of the Merger. The exercise price for the Parent options will be equal to the exercise price of the Company options times the ratio of the average closing price of Parent shares for the ten trading days immediately preceding the closing of the Merger to $33.00. All options to purchase Company common stock which are outstanding and vested on the date of consummation of the Merger will be cancelled and the holders will be paid an amount of cash equal to the difference between $33.00 and the exercise price of the option less any applicable withholding taxes. All options held by Company outside directors will be accelerated to be exercisable in full immediately prior to the closing of the Merger and then treated in manner described in the prior sentence. The Company will also (i) treat the last day of the offering period underway under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) as the last business day or last payroll date prior to the Merger closing date, (ii) provide that no further purchase period or offering period shall commence under the ESPP after March 31, 2014, and (iii) terminate the ESPP prior to the consummation of the Merger.

The Board of Directors of Registrant unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable, fair to and in the best interest of Registrant and its shareholders. The directors of the Company have entered into the Voting Agreement comprising Annex A to the Merger Agreement committing to vote their shares in favor of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide information regarding its terms but is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Merger Sub.

Additional Information and Where to Find It

Registrant will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with Merger Sub, pursuant to which Registrant would be acquired by Microchip. Investors and shareholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Registrant, Microchip, the proposed Merger, the persons soliciting proxies in connection with the proposed Merger on behalf of Registrant and the interests of those persons in the proposed Merger and related matters. Registrant intends to mail the proxy statement to its shareholders as soon as practicable. Investors and shareholders will be able to obtain a copy of the proxy statement (when available) and other documents filed by Registrant with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Registrants are available free of charge by contacting Supertex Investor Relations (Phil Kagel, 408-222-8888).

Participants in Solicitation

Registrant, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from Registrant’s shareholders in connection with the proposed Merger and related items. Information regarding the directors and executive officers of Registrant and their ownership of Registrant shares is set forth in Registrant’s proxy statement for its 2013 annual meeting of shareholders. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement that will be filed in connection with the Merger when it becomes available.

Note on Forward-Looking Statements

Certain statements in the news release described under Item 8.01 and comprising Exhibit 99.1 are forward-looking statements which are subject to various risks as detailed under the heading “Forward-Looking Statements” therein.

Item 8.01	Other Events.

On February 10, 2014, the Registrant and Microchip issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger by and among Microchip Technology Incorporated, Orchid Acquisition Corporation and Supertex, Inc. dated as of February 9, 2014.

99.1	Joint Press Release issued on February 10, 2014 (Microchip Technology Announces Acquisition of Supertex, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex, Inc. (Registrant)

Date: February 10, 2014	By	/s/ Henry C. Pao
	Name	Henry C. Pao
	Title	President and CEO

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger by and among Microchip Technology Corporation, Orchid Acquisition Corporation and Supertex, Inc. dated as of February 9, 2014.

99.1	Joint Press Release issued on February 10, 2014 (Microchip Technology Announces Acquisition of Supertex, Inc.).